EXHIBIT 99.1

Ermenegildo Zegna’s North American CEO Richard Cohen Joins St. John

Management Team as CEO

New Executive Teams Up With Creative Director Kelly Gray and COO Bruce Fetter

IRVINE, Calif. – June 4, 2004 – Richard Cohen will join the St. John Knits International Inc. management team as chief executive officer, the company announced today.

Kelly Gray, longtime executive of St. John and the company’s signature model, will be named co-president and creative director and Bruce Fetter will be named co-president and chief operating officer. Gray and Fetter previously served as co-CEOs of the company since late 2002.

“With Kelly remaining the creative force behind the company and its designs, Bruce continuing to run the day-to-day operations and Richard coming on board to guide the overall corporate strategy, St. John can become an even more formidable force in luxury apparel,” explained Jim Kelley, chairman of the company’s board of directors and president of majority shareholder Vestar Capital Partners.

Gray added, “We’ve been searching for an executive who is singularly capable of helping us achieve our vision for the company, which is to establish St. John as a leading global luxury brand. We have found that person in Richard, and we are thrilled to have him as our CEO. I look forward to working closely with him in my role as chief creative officer.”

Cohen previously was president and chief executive officer of Ermenegildo Zegna North America, and a member of Zegna’s worldwide executive committee. He has more than 25 years of experience in luxury fashion apparel. Cohen was responsible during his 16 year tenure at Zegna for growing Zegna’s North American business from a small European based company to the leading purveyor of fine menswear in the U.S. today.

“I am pleased and excited to be working with both the Gray family and Vestar Capital and all of St. John’s employees around the world,” Cohen said. “Personally, this is a wonderful opportunity for me. When I look at the brand heritage, people and designs of this company, I believe the best is yet to come for St. John.”

Cohen will join the company as CEO in early fall of 2004.

St. John, which furnishes clothing to the nation’s top retailers and is the single-largest vendor to both Neiman Marcus and Saks Fifth Avenue stores, posted sales of more than $370 million for the fiscal year ended November 2, 2003. The company, founded in 1962 by Bob and Marie Gray, has about 5,000 full-time employees.

Marie Gray, the company’s vice chairman and chief designer, will continue in these capacities according to Kelley, who noted, “We are fortunate to have Marie and her incredible talent at the head of our design efforts.”

Brian Meany and Hal Reiter of Herbert Mines & Associates in New York handled the search assignment for St. John.

The company, with headquarters in Irvine, is a leading designer, manufacturer and marketer of women’s clothing and accessories, sold principally under the St. John and St. John Sport by Marie Gray trade names. In addition, the company’s retail division operates 31 retail boutiques and 13 outlet stores.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this news release may be deemed to be forward-looking statements under federal securities laws and the company intends such forward-looking statements to be subject to the safe-harbor created thereby. There are many important factors that could cause the company’s actual results to differ materially from expected results in the forward-looking statements, including without limitation, changes in consumer demand, increased competition from other manufacturers and retailers of women’s clothing and the other risks and uncertainties described in the company’s Annual Report on Form 10-K for fiscal year 2003, as well as other filings made by the company with the Securities and Exchange Commission. The company’s historical results are not necessarily indicative of future prospects of the company. The company assumes no obligation to update the forward-looking statements included in this news release.

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